Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2024

Jeffersonville, Indiana — July 25, 2024. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $4.1 million, or $0.60 per diluted share, for the quarter ended June 30, 2024 compared to net income of $2.3 million, or $0.34 per diluted share, for the quarter ended June 30, 2023. Excluding nonrecurring items, the Company reported net income of $3.5 million (non-GAAP measure)(1) and net income per diluted share of $0.52 (non-GAAP measure)(1) for the quarter ended June 30, 2024 compared to $2.3 million, or $0.34 per diluted share for the quarter ended June 30, 2023. The core banking segment reported net income of $4.7 million, or $0.69 per diluted share for the quarter ended June 30, 2024 compared to $2.9 million, or $0.43 per diluted share for the quarter ended June 30, 2023. Excluding nonrecurring items, the core banking segment reported net income of $4.2 million, or $0.61 per diluted share for the quarter ended June 30, 2024 (non-GAAP measure)(1) compared to $2.9 million, or $0.43 per diluted share for the quarter ended June 30, 2023.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “We’re pleased to experience stabilization of the net interest margin along with a slowed pace of deposit migration into higher cost types and we’re very well positioned to benefit in a rates-down environment. Asset quality remains strong and we’re well prepared for any financial downturn that may occur. The results of the SBA Lending segment were disappointing, particularly with respect to loan sales. The SBA Lending pipeline is strong heading into the fourth fiscal quarter and we continue to evaluate strategies to improve financial performance. Additionally, we continue to evaluate and implement strategies to reduce balance sheet and operating inefficiencies. We continue to focus on strong asset quality; selective high-quality lending; deposit growth; and improvement of liquidity, capital and interest rate sensitivity positions. We’ve been successful in executing these strategies and we continue to move on the right trajectory, which we believe will deliver increasing financial results and shareholder value.”

(1) Non-GAAP net income and net income per diluted share exclude certain nonrecurring items. A reconciliation to GAAP and discussion of the use of non-GAAP measures is included in the table at the end of this release.

Results of Operations for the Three Months Ended June 30, 2024 and 2023

Net interest income decreased $331,000, or 2.2%, to $14.5 million for the three months ended June 30, 2024 as compared to the same period in 2023. The tax equivalent net interest margin was 2.67% for the three months ended June 30, 2024 as compared to 2.94% for the same period in 2023. The decrease in net interest income was due to a $4.6 million increase in interest expense, partially offset by a $4.3 million increase in interest income. An average balance table including average asset yields and average liability costs is included in the table at the end of this release.

The Company recognized a provision for credit losses for loans of $501,000, a provision for unfunded lending commitments of $158,000 and a provision for credit losses for securities of $84,000 for the three months ended June 30, 2024, compared to a provision for loan losses of $441,000 for the same period in 2023. The Company recognized net charge-offs of $105,000 for the three months ended June 30, 2024, of which $49,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $61,000 in 2023.

Noninterest income decreased $4.0 million for the three months ended June 30, 2024 as compared to the same period in 2023. The decrease was due primarily to a $4.6 million decrease in mortgage banking income due to the cessation of national mortgage banking operations in the quarter ended December 31, 2023. In addition, the Company recorded the estimated fair market value on Visa Class C shares of $436,000, with no corresponding amount for the same period in 2023.

Noninterest expense decreased $6.5 million for the three months ended June 30, 2024 as compared to the same period in 2023. The decrease was due primarily to decreases in compensation and benefits expense of $3.7 million. The decrease in compensation and benefits expense was due primarily to a reduction in staffing related to the cessation of national mortgage banking operations in the quarter ended December 31, 2023. In addition, the Company recognized a reversal of a contingency accrual of $283,000 during the quarter ended June 30, 2024, with no corresponding amount during the same period in 2023.

The Company recognized income tax expense of $483,000 for the three months ended June 30, 2024 compared to $331,000 for the same period in 2023. The increase was primarily due to higher taxable income in the 2024 period. The effective tax rate for 2024 was 10.6%, which was a decrease from the effective tax rate of 12.5% in 2023. The decrease in the effective tax rate was due primarily to greater utilization of solar tax credits in 2024 as compared to 2023.

Results of Operations for the Nine Months Ended June 30, 2024 and 2023

The Company reported net income of $9.9 million, or $1.45 per diluted share, for the nine months ended June 30, 2024 compared to net income of $8.9 million, or $1.29 per diluted share, for the nine months ended June 30, 2023. Excluding nonrecurring items, the Company reported net income of $9.4 million (non-GAAP measure)(1) and net income per diluted share of $1.37 (non-GAAP measure)(1) for the nine months ended June 30, 2024 compared to $8.9 million, or $1.29 per diluted share for the nine months ended June 30, 2023. The core banking segment reported net income of $13.3 million, or $1.94 per diluted share for the nine months ended June 30, 2024 compared to $12.3 million, or $1.79 for the nine months ended June 30, 2023. Excluding nonrecurring items, the core banking segment reported net income of $12.7 million (non-GAAP measure)(1), or $1.86 per diluted share for the nine months ended June 30, 2024 (non-GAAP measure)(1). Compared to $12.3 million, or $1.79 for the nine months ended June 30, 2023.

Net interest income decreased $3.1 million, or 6.6%, to $43.0 million for the nine months ended June 30, 2024 as compared to the same period 2023. The tax equivalent net interest margin for the nine months ended June 30, 2024 was 2.67% as compared to 3.13% for the same period in 2023. The decrease in net interest income was due to a $17.7 million increase in interest expense, partially offset by a $14.7 million increase in interest income. An average balance table including average asset yields and average liability costs is included in the table at the end of this release.

The Company recognized a provision for credit losses for loans of $1.7 million, a credit for unfunded lending commitments of $159,000 and a provision for credit losses for securities of $107,000 for the nine months ended June 30, 2024, compared to a provision for loan losses of $1.8 million for the same period in 2023. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $2.8 million from $13.9 million at September 30, 2023 to $16.8 million at June 30, 2024. The Company recognized net charge-offs of $224,000 for the nine months ended June 30, 2024, of which $15,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $320,000 in 2023, of which $264,000 was related to unguaranteed portions of SBA loans.

Noninterest income decreased $10.2 million for the nine months ended June 30, 2024 as compared to the same period in 2023. The decrease was due primarily to a $11.1 million decrease in mortgage banking income due to the cessation of national mortgage banking operations in the quarter ended December 31, 2023.

Noninterest expense decreased $14.2 million for the nine months ended June 30, 2024 as compared to the same period in 2023. The decrease was due primarily to decreases in compensation and benefits expense of $7.5 million and other operating expense of $4.3 million. The decrease in compensation and benefits expense was due primarily to a reduction in staffing related to the cessation of national mortgage banking operations in the quarter ended December 31, 2023. The decrease in other operating expense was due primarily to a $916,000 decrease in net loss on captive insurance due to the dissolution of the captive insurance company in 2023, a decrease in loss contingency for SBA-guaranteed loans of $755,000 in 2024 compared to an increase of $490,000 in 2023, and a decrease in loss contingency for restitution to mortgage borrowers of $300,000 in 2024 compared to an increase of $609,000 in 2023.

The Company recognized income tax expense of $873,000 for the nine months ended June 30, 2024 compared to tax expense of $747,000 for the same period in 2023. The increase is primarily due to higher taxable income in the 2024 period. The effective tax rate for 2024 was 8.1%, which was an increase from the effective tax rate of 7.7% in 2023. The effective tax rate is well below the statutory tax rate primarily due to the utilization of solar tax credits in both the 2024 and 2023 periods.

Comparison of Financial Condition at June 30, 2024 and September 30, 2023

Total assets increased $104.6 million, from $2.29 billion at September 30, 2023 to $2.39 billion at June 30, 2024. Net loans held for investment increased $56.7 million during the nine months ended June 30, 2024 due primarily to growth in residential construction and commercial business loans. Loans held for sale increased by $80.0 million from $45.9 million at September 30, 2023 to $125.9 million, primarily due to the transfer of approximately $108.6 million of residential first lien home equity lines of credit that are intended for sale. Residential mortgage loan servicing rights decreased $59.8 million during the nine months ended June 30, 2024, due to the sale of the entire residential mortgage loan servicing rights portfolio during the period.

Total liabilities increased $87.6 million due primarily to increases in FHLB borrowings of $61.8 million and increases in total deposits of $30.4 million. As of June 30, 2024, deposits exceeding the FDIC insurance limit of $250,000 per insured account were 30.3% of total deposits and 12.7% of total deposits when excluding public funds insured by the Indiana Public Deposit Insurance Fund.

Common stockholders’ equity increased $17.0 million, from $151.0 million at September 30, 2023 to $168.0 million at June 30, 2024, due primarily to a $12.2 million decrease in accumulated other comprehensive loss and an increase in retained net income of $4.4 million. The decrease in accumulated other comprehensive loss was due primarily to decreasing long term market interest rates during the nine months ended June 30, 2024, which resulted in an increase in the fair value of securities available for sale. At June 30, 2024 and September 30, 2023, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has two national lending programs, including single-tenant net lease commercial real estate and SBA lending, with offices located predominately in the Midwest. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Nine Months Ended
OPERATING DATA:	June 30,		June 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Total interest income	$31,094	$26,798	$89,765	$75,092
Total interest expense	16,560	11,933	46,780	29,054

Net interest income	14,534	14,865	42,985	46,038

Provision for credit losses - loans	501	441	1,684	1,797
Provision (credit) for unfunded lending commitments	158	-	(159)	-
Provision for credit losses - securities	84	-	107	-

Net interest income after provision for credit losses	13,791	14,424	41,353	44,241

Total noninterest income	3,196	7,196	9,688	19,900
Total noninterest expense	12,431	18,965	40,248	54,475

Income before income taxes	4,556	2,655	10,793	9,666
Income tax expense	483	331	873	747

Net income	$4,073	$2,324	$9,920	$8,919

Net income per share, basic	$0.60	$0.34	$1.45	$1.30
Weighted average shares outstanding, basic	6,832,452	6,816,608	6,829,490	6,858,739

Net income per share, diluted	$0.60	$0.34	$1.45	$1.29
Weighted average shares outstanding, diluted	6,842,336	6,819,748	6,851,145	6,893,766

Performance ratios (annualized)
Return on average assets	0.69%	0.29%	0.57%	0.50%
Return on average equity	9.86%	4.01%	8.23%	6.86%
Return on average common stockholders' equity	9.86%	4.01%	8.23%	6.86%
Net interest margin (tax equivalent basis)	2.67%	2.94%	2.67%	3.13%
Efficiency ratio	70.11%	88.62%	76.41%	83.45%

			QTD		FYTD
FINANCIAL CONDITION DATA:	June 30,	March 31,	Increase	September 30,	Increase
(In thousands, except per share data)	2024	2024	(Decrease)	2023	(Decrease)
Total assets	$2,393,491	$2,364,983	$28,508	$2,288,854	$104,637
Cash and cash equivalents	42,423	62,969	(20,546)	30,845	11,578
Investment securities	238,785	240,142	(1,357)	229,039	9,746
Loans held for sale	125,859	19,108	106,751	45,855	80,004
Gross loans	1,846,769	1,901,850	(55,081)	1,787,143	59,626
Allowance for credit losses (1)	19,789	19,392	397	16,900	2,889
Interest earning assets	2,239,109	2,214,039	25,070	2,083,397	155,712
Goodwill	9,848	9,848	-	9,848	-
Core deposit intangibles	438	479	(41)	561	(123)
Loan servicing rights	2,860	3,028	(168)	62,819	(59,959)
Noninterest-bearing deposits	201,854	196,239	5,615	242,237	(40,383)
Interest-bearing deposits (customer)	1,111,143	1,043,032	68,111	1,001,238	109,905
Interest-bearing deposits (brokered)	399,151	548,175	(149,024)	438,319	(39,168)
Federal Home Loan Bank borrowings	425,000	315,000	110,000	363,183	61,817
Subordinated debt and other borrowings	48,563	48,523	40	48,444	119
Total liabilities	2,225,491	2,199,927	25,564	2,137,873	87,618
Accumulated other comprehensive loss	(17,415)	(17,144)	(271)	(29,587)	12,172
Stockholders' equity	168,000	165,056	2,944	150,981	17,019

Book value per share	$24.41	$23.98	0.43	$21.99	$2.42
Tangible book value per share - Non-GAAP (2)	22.91	22.48	0.43	20.47	2.44

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$5,049	$5,053	$(4)	$5,091	$(42)
Nonaccrual loans	11,705	10,585	1,120	8,857	2,848
Total nonaccrual loans	$16,754	$15,638	$1,116	$13,948	$2,806
Accruing loans past due 90 days	-	-	-	-	-
Total non-performing loans	16,754	15,638	1,116	13,948	2,806
Foreclosed real estate	444	444	-	474	(30)
Troubled debt restructurings classified as performing loans	-	-	-	1,266	(1,266)
Total non-performing assets	$17,198	$16,082	$1,116	$15,688	$1,510

Asset quality ratios:
Allowance for credit losses as a percent of total gross loans	1.07%	1.02%	0.05%	0.95%	0.13%
Allowance for credit losses as a percent of nonperforming loans	118.12%	124.01%	(5.89%)	121.16%	(3.05%)
Nonperforming loans as a percent of total gross loans	0.91%	0.82%	0.08%	0.78%	0.13%
Nonperforming assets as a percent of total assets	0.72%	0.68%	0.04%	0.69%	0.03%

(1) The Company adopted ASU 2016-13 Topic 326 on October 1, 2023. Allowance was determined using expected loss methodology (CECL) as of June 30, 2024, March 31, 2024 and December 31, 2024. Allowance was determined using the previous incurred loss methodology as of September 30, 2023.

(2) See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of these figures.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net Income (In thousands)
Net income attributable to the Company (non-GAAP)	$3,534	$2,324	$9,381	$8,919
Plus: Reversal of contingent liability, net of tax	212	-	212	-
Plus: Record Visa Class C shares, net of tax	327	-	327	-
Net income attributable to the Company (GAAP)	$4,073	$2,324	$9,920	$8,919

Net Income per Share, Diluted
Net income per share, diluted (non-GAAP)	$0.52	$0.34	$1.37	$1.29
Plus: Reversal of contingent liability, net of tax	0.03	-	0.03	-
Plus: Record Visa Class C shares, net of tax	0.05	-	0.05	-
Net income per share, diluted (GAAP)	$0.60	$0.34	$1.45	$1.29

Core Banking Net Income (In thousands)
Net income attributable to the Core Bank (non-GAAP)	$4,176	$2,921	$12,735	$12,304
Plus: Reversal of contingent liability, net of tax	212	-	212	-
Plus: Record Visa Class C shares, net of tax	327	-	327	-
Net income (loss) attributable to the Core Bank (GAAP)	$4,715	$2,921	$13,274	$12,304

Core Bank Net Income per Share, Diluted
Core Bank Net income per share, diluted (non-GAAP)	$0.61	$0.43	$1.86	$1.79
Plus: Reversal of contingent liability, net of tax	0.03	-	0.03	-
Plus: Record Visa Class C shares, net of tax	0.05	-	0.05	-
Core Bank Net income per share, diluted (GAAP)	$0.69	$0.43	$1.94	$1.79

Efficiency Ratio (In thousands)
Net interest income (GAAP)	$14,534	$14,865	$42,985	$46,038

Noninterest income (GAAP)	3,196	7,196	9,688	19,900

Noninterest expense (GAAP)	12,431	18,965	40,248	54,475

Efficiency ratio (GAAP)	70.11%	85.97%	76.41%	82.62%

Noninterest income (GAAP)	$3,196	$7,196	$9,688	$19,900
Less: Record Visa Class C shares	(436)	-	(436)	-
Noninterest income (Non-GAAP)	2,760	7,196	9,252	19,900

Noninterest expense (GAAP)	$12,431	$18,965	$40,248	$54,475
Plus: Reversal of contingent liability	283	-	283	-
Noninterest expense (Non-GAAP)	12,714	18,965	40,531	54,475

Efficiency ratio (excluding nonrecurring items) (non-GAAP)	73.52%	85.97%	77.59%	82.62%

Tangible Book Value Per Share	June 30,	March 31,	Increase	September 30,	Increase
(In thousands, except share and per share data)	2024	2024	(Decrease)	2023	(Decrease)
Stockholders' equity, net of noncontrolling interests (GAAP)	$168,000	$165,056	$2,944	$150,981	$17,019
Less: goodwill and core deposit intangibles	(10,286)	(10,327)	41	(10,409)	123
Tangible equity (non-GAAP)	$157,714	$154,729	$2,985	$140,572	17,142

Outstanding common shares	6,883,656	6,883,160	$496	6,867,121	16,535

Tangible book value per share (non-GAAP)	$22.91	$22.48	$0.43	$20.47	$2.44

Book value per share (GAAP)	$24.41	$23.98	$0.43	$21.99	$2.42

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2024	2024	2023	2023	2023
Total cash and cash equivalents	$42,423	$62,969	$33,366	$30,845	$42,475
Total investment securities	238,785	240,142	246,801	229,039	249,788
Total loans held for sale	125,859	19,108	22,866	45,855	63,142
Total loans, net of allowance for credit losses	1,826,980	1,882,458	1,841,953	1,770,243	1,691,289
Loan servicing rights	2,860	3,028	3,711	62,819	64,139
Total assets	2,393,491	2,364,983	2,308,092	2,288,854	2,260,421

Customer deposits	$1,312,997	$1,239,271	$1,180,951	$1,243,475	$1,245,534
Brokered deposits	399,151	548,175	502,895	438,319	414,231
Total deposits	1,712,148	1,787,446	1,683,846	1,681,794	1,659,765
Federal Home Loan Bank borrowings	425,000	315,000	356,699	363,183	345,000

Common stock and additional paid-in capital	$27,592	$27,475	$27,397	$27,064	$27,518
Retained earnings - substantially restricted	170,688	167,648	163,753	166,306	168,015
Accumulated other comprehensive income (loss)	(17,415)	(17,144)	(13,606)	(29,587)	(17,565)
Unearned stock compensation	(999)	(1,096)	(1,194)	(1,015)	(1,113)
Less treasury stock, at cost	(11,866)	(11,827)	(11,827)	(11,787)	(11,787)
Total stockholders' equity	168,000	165,056	164,523	150,981	165,068

Outstanding common shares	6,883,656	6,883,160	6,883,160	6,867,121	6,865,921

	Three Months Ended
Summarized Consolidated Statements of Income	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2024	2024	2023	2023	2023
Total interest income	$31,094	$30,016	$28,655	$28,137	$26,798
Total interest expense	16,560	15,678	14,542	12,601	11,933
Net interest income	14,534	14,338	14,113	15,536	14,865
Provision for credit losses - loans	501	713	412	815	441
Provision (credit) for unfunded lending commitments	158	(259)	-	-	-
Provision for credit losses - securities	84	23	-	-	-
Net interest income after provision for credit losses	13,791	13,861	13,701	14,721	14,424

Total noninterest income	3,196	3,710	2,782	5,442	7,196
Total noninterest expense	12,431	11,778	16,039	21,647	18,965
Income (loss) before income taxes	4,556	5,793	444	(1,484)	2,655
Income tax expense (benefit)	483	866	(476)	(737)	331
Net income (loss)	$4,073	$4,927	$920	$(747)	$2,324

Net income (loss) per share, basic	$0.60	$0.72	$0.13	$(0.11)	$0.34
Weighted average shares outstanding, basic	6,832,452	6,832,130	6,823,948	6,817,365	6,816,608

Net income (loss) per share, diluted	$0.60	$0.72	$0.13	$(0.11)	$0.34
Weighted average shares outstanding, diluted	6,842,336	6,859,611	6,839,704	6,837,919	6,819,748

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Noninterest Income Detail	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2024	2024	2023	2023	2023
Service charges on deposit accounts	$538	$387	$473	$479	$509
ATM and interchange fees	593	585	449	816	615
Net loss on sales of available for sale securities	-	-	-	(11)	(540)
Net unrealized gain on equity securities	419	6	38	11	11
Net gain on sales of loans, Small Business Administration	581	951	834	538	497
Mortgage banking income	49	53	89	3,018	4,668
Increase in cash surrender value of life insurance	353	333	329	311	279
Commission income	220	220	222	182	247
Real estate lease income	154	115	115	116	119
Net gain on premises and equipment	-	120	-	20	-
Gain from repurchase of subordinated debt	-	-	-	-	660
Other income	289	940	233	(38)	131
Total noninterest income	$3,196	$3,710	$2,782	$5,442	$7,196

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Performance Ratios (Annualized)	2024	2024	2023	2023	2023
Return on average assets	0.69%	0.92%	0.16%	(0.13%)	0.41%
Return on average equity	9.86%	13.06%	2.42%	(1.82%)	5.60%
Return on average common stockholders' equity	9.86%	13.06%	2.42%	(1.82%)	5.60%
Net interest margin (tax equivalent basis)	2.67%	2.66%	2.69%	3.03%	2.94%
Efficiency ratio	70.11%	65.26%	94.93%	103.19%	85.97%

	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Asset Quality Ratios	2024	2024	2023	2023	2023
Nonperforming loans as a percentage of total loans	0.91%	0.82%	0.83%	0.78%	0.69%
Nonperforming assets as a percentage of total assets	0.72%	0.68%	0.69%	0.69%	0.62%
Allowance for credit losses as a percentage of total loans	1.07%	1.02%	1.01%	0.95%	0.99%
Allowance for credit losses as a percentage of nonperforming loans	118.12%	124.01%	121.16%	121.16%	143.83%
Net charge-offs to average outstanding loans	0.01%	0.01%	0.00%	0.04%	0.00%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2024	2024	2023	2023	2023
Core Banking Segment:
Net interest income	$13,590	$13,469	$13,113	$14,167	$13,407
Provision (credit) for credit losses - loans	320	909	(49)	1,266	880
Provision for unfunded lending commitments	64	(259)	-	-	-
Provision for credit losses - securities	84	23	-	-	-
Net interest income after provision for credit losses	13,122	12,796	13,162	12,901	12,527
Noninterest income	2,474	2,537	1,679	2,136	1,965
Noninterest expense	10,192	10,093	10,252	13,559	11,010
Income before income taxes	5,404	5,240	4,589	1,478	3,482
Income tax expense	689	729	541	3	561
Net income	$4,715	$4,511	$4,048	$1,475	$2,921

SBA Lending Segment (Q2 Business Capital, LLC):
Net interest income	$944	$869	$1,003	$990	$1,098
Provision (credit) for credit losses - loans	181	(196)	461	(451)	(439)
Provision for unfunded lending commitments	94	-	-	-	-
Provision for credit losses - securities	-	-	-	-	-
Net interest income after provision for credit losses	669	1,065	542	1,441	1,537
Noninterest income	722	1,173	1,003	367	580
Noninterest expense	2,239	1,685	2,146	2,907	2,107
Income (loss) before income taxes	(848)	553	(601)	(1,099)	10
Income tax expense (benefit)	(206)	137	(131)	(273)	(21)
Net income (loss)	$(642)	$416	$(470)	$(826)	$31

Mortgage Banking Segment: (3)
Net interest income (loss)	$-	$-	$(3)	$379	$360
Provision for credit losses - loans	-	-	-	-	-
Provision for unfunded lending commitments	-	-	-	-	-
Provision for credit losses - securities	-	-	-	-	-
Net interest income (loss) after provision for credit losses	-	-	(3)	379	360
Noninterest income	-	-	100	2,939	4,651
Noninterest expense	-	-	3,641	5,181	5,848
Loss before income taxes	-	-	(3,544)	(1,863)	(837)
Income tax benefit	-	-	(886)	(467)	(209)
Net loss	$-	$-	$(2,658)	$(1,396)	$(628)

(3) National mortgage banking operations were ceased in the quarter ended December 31, 2023 and subsequent immaterial mortgage lending activity is reported within the Core Banking segment.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except percentage data)	2024	2024	2023	2023	2023
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.69	$0.66	$0.59	$0.22	$0.43
Net income (loss) per share, basic - SBA Lending (Q2 Business Capital, LLC)	(0.09)	0.06	(0.07)	(0.12)	-
Net income (loss) per share, basic - Mortgage Banking	0.00	0.00	(0.40)	(0.21)	(0.09)
Total net income (loss) per share, basic	$0.60	$0.72	$0.12	$(0.11)	$0.34

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.69	$0.66	$0.59	$0.22	$0.43
Net income (loss) per share, diluted - SBA Lending (Q2 Business Capital, LLC)	(0.09)	0.06	(0.07)	(0.12)	-
Net loss per share, diluted - Mortgage Banking	0.00	0.00	(0.40)	(0.21)	(0.09)
Total net income (loss) per share, diluted	$0.60	$0.72	$0.12	$(0.11)	$0.34

Return on Average Assets by Segment (annualized) (4)
Core Banking	0.83%	0.80%	0.73%	0.28%	0.61%
SBA Lending	(2.91%)	1.81%	(2.11%)	(3.81%)	0.15%

Efficiency Ratio by Segment (annualized) (4)
Core Banking	63.45%	63.06%	69.31%	83.17%	71.62%
SBA Lending	134.39%	82.52%	106.98%	214.22%	125.57%

	Three Months Ended
Noninterest Expense Detail by Segment	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2024	2024	2023	2023	2023
Core Banking Segment:
Compensation	$5,587	$5,656	$5,691	$6,528	$4,978
Occupancy	1,573	1,615	1,481	1,418	1,738
Advertising	253	205	189	404	334
Other	2,779	2,617	2,891	5,209	3,960
Total Noninterest Expense	$10,192	$10,093	$10,252	$13,559	$11,010

SBA Lending Segment (Q2 Business Capital, LLC):
Compensation	$1,893	$1,933	$1,826	$1,533	$1,803
Occupancy	51	58	91	68	70
Advertising	12	7	10	10	11
Other	283	(313)	219	1,296	223
Total Noninterest Expense	$2,239	$1,685	$2,146	$2,907	$2,107

Mortgage Banking Segment: (4)
Compensation	$-	$-	$2,146	$3,647	$4,357
Occupancy	-	-	469	395	469
Advertising	-	-	119	129	191
Other	-	-	907	1,010	831
Total Noninterest Expense	$-	$-	$3,641	$5,181	$5,848

(4) Ratios for Mortgage Banking Segment are not considered meaningful due to cessation of national mortgage banking operations in the quarter ended December 31, 2023.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
SBA Lending (Q2 Business Capital, LLC) Data	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except percentage data)	2024	2024	2023	2023	2023
Final funded loans guaranteed portion sold, SBA	$7,515	$15,144	$14,098	$8,431	$7,721

Gross gain on sales of loans, SBA	$811	$1,443	$1,303	$809	$780
Weighted average gross gain on sales of loans, SBA	10.79%	9.53%	9.24%	9.60%	10.10%

Net gain on sales of loans, SBA (5)	$581	$951	$834	$538	$497
Weighted average net gain on sales of loans, SBA	7.73%	6.28%	5.92%	6.38%	6.44%

(5) Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2024	2024	2023	2023	2023
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$26,100	$24,587	$20,350	$21,631	$20,661
Loans	1,943,716	1,914,609	1,857,654	1,796,749	1,719,733
Investment securities - taxable	101,350	102,699	103,728	105,393	109,319
Investment securities - nontaxable	157,991	157,960	159,907	160,829	234,118
FRB and FHLB stock	24,986	24,986	24,968	24,939	24,509
Total interest-earning assets	$2,254,143	$2,224,841	$2,166,607	$2,109,541	$2,108,340

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$324	$261	$249	$266	$267
Loans	28,155	27,133	26,155	25,214	23,279
Investment securities - taxable	918	923	942	969	984
Investment securities - nontaxable	1,665	1,662	1,687	1,695	2,456
FRB and FHLB stock	519	499	74	428	423
Total interest income (tax equivalent basis)	$31,581	$30,478	$29,107	$28,572	$27,409

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	4.97%	4.25%	4.89%	4.92%	5.17%
Loans	5.79%	5.67%	5.63%	5.61%	5.41%
Investment securities - taxable	3.62%	3.59%	3.63%	3.68%	3.60%
Investment securities - nontaxable	4.22%	4.21%	4.22%	4.22%	4.20%
FRB and FHLB stock	8.31%	7.99%	1.19%	6.86%	6.90%
Total interest-earning assets	5.60%	5.48%	5.37%	5.42%	5.20%

Interest-bearing liabilities
Interest-bearing deposits	$1,572,871	$1,549,012	$1,389,384	$1,385,994	$1,278,776
Fed funds purchased	-	-	-	76	11
Federal Home Loan Bank borrowings	351,227	333,275	440,786	353,890	434,182
Subordinated debt and other borrowings	48,537	48,497	48,458	48,406	49,339
Total interest-bearing liabilities	$1,972,635	$1,930,784	$1,878,628	$1,788,366	$1,762,308

Interest expense:
Interest-bearing deposits	$12,740	$12,546	$9,989	$9,457	$7,791
Fed funds purchased	-	-	-	1	-
Federal Home Loan Bank borrowings	3,021	2,298	3,769	2,459	3,446
Subordinated debt and other borrowings	799	833	784	684	696
Total interest expense	$16,560	$15,677	$14,542	$12,601	$11,933

Weighted average cost (annualized):
Interest-bearing deposits	3.24%	3.24%	2.88%	2.73%	2.44%
Fed funds purchased	0.00%	0.00%	0.00%	5.26%	0.00%
Federal Home Loan Bank borrowings	3.44%	2.76%	3.42%	2.78%	3.17%
Subordinated debt and other borrowings	6.58%	6.87%	6.47%	5.65%	5.64%
Total interest-bearing liabilities	3.36%	3.25%	3.10%	2.82%	2.71%

Net interest income (taxable equivalent basis)	$15,021	$14,801	$14,565	$15,971	$15,476
Less: taxable equivalent adjustment	(487)	(463)	(452)	(435)	(611)
Net interest income	$14,534	$14,338	$14,113	$15,536	$14,865

Interest rate spread (tax equivalent basis, annualized)	2.24%	2.23%	2.27%	2.60%	2.49%

Net interest margin (tax equivalent basis, annualized)	2.67%	2.66%	2.69%	3.03%	2.94%